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EXHIBIT (h)(6)

                                     FORM OF

                      SUB-ADMINISTRATION SERVICES AGREEMENT

     THIS AGREEMENT is made as of April 23, 2007 by and between BB&T ASSET MANAGEMENT, INC., a North Carolina corporation (the "Administrator") and PFPC Inc., a Massachusetts corporation (the "Sub-Administrator").

                                   WITNESSETH:

     WHEREAS, the Administrator serves as the administrator to the BB&T Variable Insurance Funds, a Massachusetts business trust (the "Trust") pursuant to an Administration Services Agreement dated April 23, 2007;

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act');

     WHEREAS, the Administrator wishes to retain the Sub-Administrator to provide certain administration services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Fund"), and the Sub-Administrator wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   DEFINITIONS. As used in this Agreement:

     (a)  "1933 Act" means the Securities Act of 1933, as amended.

     (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (c) "Authorized Person" means any officer of the Administrator, any officer of the Trust that is an employee of the Administrator, and any other person duly authorized by the Administrator to give Oral Instructions and Written Instructions

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          on behalf of the Administrator. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by all parties hereto.

     (d) "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

     (e) "Oral Instructions" mean oral instructions received by the Sub-Administrator from an Authorized Person or from a person reasonably believed by the Sub-Administrator to be an Authorized Person. The Sub-Administrator may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

     (f)  "SEC" means the Securities and Exchange Commission.

     (g)  "Securities Laws" means the 1933 Act, the 1934 Act and the 1940 Act.

     (h) "Shares" means the shares of beneficial interest of any series or class of the Trust.

     (i) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by the Sub-Administrator or (ii) trade instructions transmitted (and received by the Sub-Administrator) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item
          (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. As of the date first set forth above, the Administrator hereby appoints

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     Sub-Administrator, subject to the oversight and direction of the
     Administrator, to provide administration services to each of the Funds identified on Exhibit A in accordance with the terms set forth in this Agreement. The Sub-Administrator accepts such appointment and agrees to furnish such services.

3.   COMPLIANCE WITH RULES AND REGULATIONS.

     The Sub-Administrator undertakes to comply with the applicable requirements of all laws, rules and regulations, including, without limitation, applicable requirements of the Securities Laws and all applicable rules and regulations promulgated by the SEC thereunder, and all applicable rules and regulations by any securities association registered under the 1934 Act, with respect to the duties to be performed by the Sub-Administrator hereunder. Except as specifically set forth herein, the Sub-Administrator assumes no responsibility for such compliance by the Trust or other entity.

4.   INSTRUCTIONS.

     (a) Unless otherwise provided in this Agreement, the Sub-Administrator shall act only upon Oral Instructions or Written Instructions.

     (b) The Sub-Administrator shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by the Sub-Administrator to be an Authorized Person) pursuant to this Agreement. The Sub-Administrator may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any direction to the Administrator from the Trust's Board of Trustees or of the Trust's shareholders, unless and until the Sub-Administrator receives Written Instructions to the contrary.

     (c) The Administrator agrees to forward (or arrange to be forwarded) to the Sub-Administrator Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by the Sub-Administrator or its affiliates) so that the Sub-Administrator receives the Written Instructions by the close of business

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          on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by the Sub-Administrator or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or the Sub-Administrator's ability to rely upon such Oral Instructions.

5.   RIGHT TO RECEIVE ADVICE.

     (a) Advice of the Administrator. If the Sub-Administrator is in doubt as to any action it should or should not take, the Sub-Administrator may request Written Instructions from the Administrator.

     (b) Advice of Counsel. If the Sub-Administrator shall be in doubt as to any question of law pertaining to any action it should or should not take with respect to any matter under this Agreement, the Sub-Administrator may (i) upon prior written notice to and after receiving written approval from, the Administrator, request advice from the Administrator's counsel at the Administrator's expense; or
          (ii) upon prior notice to the Administrator, request advice from the Sub-Administrator's counsel (the "Sub-Administrator Counsel") at the Sub-Administrator's own expense.

     (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions the Sub-Administrator receives from the Administrator and the advice the Sub-Administrator receives from Administrator counsel, the Sub-Administrator may, in good faith, rely upon and follow the advice of such Administrator counsel, provided that reasonable prior written notice has been given to the Administrator. In the event of a conflict between

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          directions or advice or Oral Instructions or Written Instructions the
          Sub-Administrator receives from the Administrator and the advice the Sub-Administrator receives from the Sub-Administrator Counsel, the Sub-Administrator shall notify the Administrator in writing regarding such conflict. The Administrator shall, within a reasonable period of time after receipt of such notice, notify the Sub-Administrator in writing of its agreement or disagreement to any actions or any omissions to act the Sub-Administrator proposes to take pursuant to the Sub-Administrator Counsel's advice. If the Administrator (i) does not respond to the Sub-Administrator within a reasonable period of time; or (ii) responds with agreement to the Sub-Administrator's proposed actions or omissions the Sub-Administrator proposes to take pursuant to the Sub-Administrator Counsel's advice; then the Sub-Administrator may, in good faith, rely upon and follow the advice of the Sub-Administrator Counsel. However, in the event where the Administrator has timely notified the Sub-Administrator in writing of its disagreement with the Sub-Administrator's proposed actions or omissions, the Sub-Administrator and the Administrator shall consult with each other in good faith to reach agreement on the actions or omissions that are the subject of the Administrator's objection. If, after such consultations, the Sub-Administrator and the Administrator are unable to agree on the actions or omissions in question, the Sub-Administrator and the Administrator shall consult independent counsel reasonably acceptable to both parties ("Independent Counsel"), the expense of such Independent Counsel to be split 50/50 between the Sub-Administrator and the Administrator, and the Sub-Administrator may, after

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          such advice is delivered to the Sub-Administrator and the
          Administrator, follow and rely upon the advice of such Independent Counsel.

     (d) Protection of the Sub-Administrator. The Sub-Administrator shall be protected for any action the Sub-Administrator takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions the Sub-Administrator receives from or on behalf of the Administrator from (i) Administrator Counsel; or, (ii) if the Sub-Administrator follows and acts in accordance with the provisions of paragraph (c) hereof, the Sub-Administrator Counsel or Independent Counsel, as applicable; provided the Sub-Administrator believes, in good faith, that such action or inaction is consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon the Sub-Administrator (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of the Sub-Administrator' properly taking or not taking such action.

6.   RECORDS; VISITS.

     (a) The books and records pertaining to the Trust and the Funds which are in the possession or under the control of the Sub-Administrator shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Trust, the Administrator and Authorized Persons shall have access to such books

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          and records at all times during the Sub-Administrator's normal business hours. Upon the reasonable request of the Trust or the Administrator, copies of any such books and records shall be provided by the Sub-Administrator to the Trust, the Administrator or to an Authorized Person, at the Trust's expense.

     (b)  The Sub-Administrator shall keep the following records:

          (i) all books and records with respect to each Fund's books of account;

          (ii) records of each Fund's securities transactions; and

          (iii) all other books and records as the Sub-Administrator is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

     (c) Any books or records maintained by the Sub-Administrator may, but are not required to, be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method; in such case copies of such books and records will, upon request from the Trust or Administrator, be provided to the Trust, the Administrator or an Authorized Person in such form of electronic media. The Sub-Administrator will return all such books and records to the Trust or the Administrator upon termination of this Agreement, and the Trust will reimburse the Sub-Administrator for the reasonable actual out-of-pocket expenses incurred by the Sub-Administrator to return all such books and records. The Sub-Administrator may retain copies as are required by applicable law or customary archival purposes. If the Sub-Administrator is required by law to retain copies of certain documents and the Trust or Administrator demands the return of applicable original documents, then the Sub-Administrator may make such copies.

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7.   CONFIDENTIALITY. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about investments, investment strategies, investment research, research and portfolio management methodologies, product plans, marketing strategies, finances, operations, customer relationships, customer profiles (including nonpublic financial and other information relating to customers), customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust, the Administrator or the Sub-Administrator or their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust, the Administrator or the Sub-Administrator a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable, of the Trust, the Administrator or the Sub-Administrator; and (d) anything designated as confidential, by the Trust, the Administrator or the Sub-Administrator. Notwithstanding the foregoing:

     (i) information shall not be Confidential Information and shall not be subject to such confidentiality obligations if it: (1) is already known to the receiving party at the time it is obtained; (2) is or becomes publicly known or available through no wrongful act of the receiving party; (3) is rightfully received from a third party

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          who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; or (4) is released by the protected party to a third party without restriction.

     (ii) Confidential Information may be disclosed by the receiving party (the party that received the Confidential Information from the protected party) where the Confidential Information: (1) is required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or order made pursuant to applicable law, provided that the receiving party has provided the protected party prior written notice of the same, to the extent such notice is not prohibited by law; (2) is reasonably relevant to the defense of any claim or cause of action asserted against the receiving party provided that the receiving party has provided the protected party prior written notice of the same, to the extent such notice is not prohibited by law; (3) is Trust information provided by PFPC in connection with an independent third party compliance or other review; provided that the recipient is bound by a duty of confidentiality; or
          (4) release of such information by the Sub-Administrator is necessary in connection with the provision of services under this Agreement, provided that the recipient is bound by a duty of confidentiality.

     The provisions of this Section 7 shall survive termination of this Agreement for a period of three (3) years after such termination.

8. LIAISON WITH ACCOUNTANTS. The Sub-Administrator shall act as liaison with the Trust's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules with respect to each Fund. The Sub-

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     Administrator shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Trust.

9. PFPC SYSTEM. The Sub-Administrator shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by the Sub-Administrator in connection with the services provided by the Sub-Administrator to the Trust and/or the Administrator.

10. DISASTER RECOVERY. The Sub-Administrator shall enter into and shall maintain in effect (i) agreements entered into and maintained in effect with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available, and (ii) emergency data recovery policies and procedures (a "Disaster Recovery Plan"), which is commercially reasonable in light of the services to be provided. In the event of equipment failures, the Sub-Administrator shall, at no additional expense to the Trust or Administrator, take reasonable steps to minimize service interruptions. The Sub-Administrator shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by the Sub-Administrator's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement, and further provided that PFPC has implemented and materially complied with its Disaster Recovery Plan.

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11.  COMPENSATION. As compensation for services rendered by the
     Sub-Administrator during the term of this Agreement, the Administrator will pay to the Sub-Administrator the fees agreed upon by the parties hereto.

12.  INDEMNIFICATION.

     (a) The Administrator agrees to indemnify and hold harmless Sub-Administrator and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) ("Losses") arising directly or indirectly from any appropriate and reasonable action or omission to act which Sub-Administrator takes in connection with the provision of services to the Administrator. Neither Sub-Administrator, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by Sub-Administrator's or its affiliates' material and uncured breach of any term of this Agreement or Sub-Administrator's or its affiliates' willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of Sub-Administrator's activities under this Agreement.

     (b) Sub-Administrator agrees to indemnify and hold harmless the Administrator and its affiliates (including, without limitation, its officers, directors, and employees) from all Losses arising from Sub-Administrator's or its affiliates' material and uncured breach of any term of this Agreement or Sub-Administrator's or its affiliates' willful misconduct, bad faith, gross negligence or reckless disregard in the performance of Sub-Administrator's activities under this Agreement.

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     (c)  In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party (except to the extent the Indemnifying Party shows that the delay prejudiced the defense of the action), and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party may participate in the defense of against, and shall have the option to defend the Indemnified Party against, any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects to assume the defense, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim (except for reasonable investigation costs). In the event that the Indemnifying Party does not elect to assume the defense of any such suit within 15 days of its receipt of notice of the Indemnification Claim, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party or the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained

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          by the Indemnified Party. The Indemnified Party will not confess any
          Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent (which shall not be unreasonably withheld, delayed or conditioned); provided that if the Indemnifying Party fails to participate in or assume the defense within 15 days after receiving notice of the action, the Indemnifying Party is bound by any determination made in the action or by any compromise or settlement made by the other party.

     (d) The provisions of this Section 12 shall survive termination of this Agreement.

13.  RESPONSIBILITY OF THE SUB-ADMINISTRATOR.

     (a) The Sub-Administrator shall be under no duty to take any action hereunder on behalf of the Trust or Administrator except as specifically set forth herein or as may be specifically agreed to by the Sub-Administrator and the Administrator in a written amendment hereto. The Sub-Administrator shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. The Sub-Administrator shall be liable only for any damages to the extent such damages arise out of the Sub-Administrator' material and uncured breach of this Agreement, willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

     (b) Notwithstanding anything in this Agreement to the contrary, (i) Sub-Administrator shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party (unless such

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          third party was engaged by Sub-Administrator); provided that
          Sub-Administrator has adopted and implemented a commercially reasonable Disaster Recovery Plan; and (ii) Sub-Administrator shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which Sub-Administrator reasonably believes to be genuine.

     (c) Notwithstanding anything in this Agreement to the contrary, neither Sub-Administrator nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by Sub-Administrator or its affiliates.

     (d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

     (e) Notwithstanding anything in this Agreement to the contrary, Sub-Administrator shall have no liability either for any error or omission of any of its predecessors as servicer on behalf of the Administrator or for any failure to discover any such error or omission.

     (f) The provisions of this Section 13 shall survive termination of this Agreement.

14.  DESCRIPTION OF SERVICES ON A CONTINUOUS BASIS.

     The Sub-Administrator will perform the following services for the Administrator with respect to each Fund:

     (i)  Prepare quarterly broker security transactions summaries;

     (ii) Prepare monthly security transaction listings;

     (iii) Supply on an ongoing basis Fund and Trust statistical data including total returns (gross and after tax), one-, seven- and 30-day yields, monthly expense ratios, and such other normal and customary statistical data as mutually agreed;

     (iv) Provide quarterly expense budget analysis to Administrator and update expense accruals upon receipt of Written Instructions from the Administrator;

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     (v)  Prepare for execution and file the Trust's Federal and state tax returns, and Form 1099-MISC;

     (vi) Provide tax-basis estimates of income and capital gain distribution requirements for each fund, twice annually, at the request of the advisor in accordance with IRS rules for regulated investment companies and other applicable regulatory requirements.

     (vii) Calculate various contractual expenses (e.g., advisory and custody fees);

     (viii) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

     (ix) Control all disbursements and authorize such disbursements upon Written Instructions;

     (x) Monitor each Fund's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended provided that the fund acknowledges that PFPC monitors such status on a trade receipt + 1 basis;

     (xi) Prepare the Trust's financial statements in connection with the Trust's annual and semi-annual shareholder reports, and prepare and coordinate the filing of Forms N-CSR, N-Q, and N-PX (provided proxy voting records are delivered to PFPC in the format required by PFPC), in each such case working in coordination with the printer and/or other vendor selected and approved by mutual agreement of the Sub-Administrator and the Administrator;

     (xii) Assist Trust counsel in the preparation of and coordinate the filing of annual Post-Effective Amendments to the Trust's Registration Statement; prepare and file (or coordinate the filing of) (i) semi-annual reports on Form N-SAR and (ii) Notices pursuant to Rule 24f-2;

     (xiii) Administratively assist in obtaining the fidelity bond and directors' and officers'/errors and omissions insurance policies for the Trust in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7) under the 1940 Act as such bond and policies are approved by the Trust's Board of Trustees;

     (xiv) Coordinate the assembly and mailing of board materials for quarterly board meetings;

     (xv) Attend quarterly board meetings;

     (xvi) Maintain a regulatory calendar for the Trust (with a copy to the Administrator) listing various SEC filing and board approval deadlines;

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     (xvii) As requested by the Board of Trustees of the Trust, and on such terms and conditions as the parties shall mutually agree, make available a PFPC employee to serve, upon appointment as such by the Board of Trustees of the Trust, as the chief financial officer of the Trust; and

     (xviii) As requested by the Board of Trustees of the Trust, make available appropriate individuals to serve as officers of the Trust (to serve only in ministerial or administrative capacities relevant to PFPC's services hereunder).

     All regulatory services are subject to the review and approval of Trust counsel. For clarification, PFPC may freely send regulatory services materials to Trust counsel and, upon request by Administrator, shall send regulatory services materials to Administrator counsel for review and approval, notwithstanding the provisions of Section 5 of this Agreement.

15.  DATA REPOSITORY AND ANALYTICS SUITE.

     The Sub-Administrator will provide to the Administrator the data repository and analytics suite services as set forth on Exhibit C attached hereto and made a part hereof, as such Exhibit C may be amended from time to time. Persons who are Authorized Persons may access the data repository and analytics suite are set forth on Exhibit D attached hereto and made a part hereof, as such Exhibit D may be amended from time to time.

16.  DURATION AND TERMINATION.

     (a) This Agreement shall be effective on the date first written above and unless terminated pursuant to its terms shall continue for a period of three (3) years (the "Initial Term").

     (b) Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Sub-Administrator or the Administrator provides written notice to the other party of its intent not to renew. Such notice must be received not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term.

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     (c)  In the event of termination, all reasonable, documented, out-of-pocket expenses associated with movement of records and materials and conversion thereof to the Administrator or such other successor sub-administrator as the Administrator may designate to the Sub-Administrator in writing will be borne by the Administrator.

     (d) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other parties (the "Non-Defaulting Parties") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Parties may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. In all cases, termination by the Non-Defaulting Parties shall not constitute a waiver by the Non-Defaulting Parties of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

     (e) Notwithstanding anything contained in this Agreement to the contrary, should a merger, acquisition, change in control, re-structuring, re-organization or any other decision involving the Trust or any affiliate (as defined under the 1940 Act) of the Trust result in the Trust's or the Administrator's desire to cease to use the Sub-Administrator as the provider of any of the services set forth hereunder in favor of another service provider prior to the expiration of the then current Initial or Renewal Term, the Sub-Administrator shall make a good faith effort to facilitate a conversion of services to the Trust's or Administrator's successor service, provider, however, there can be no guarantee that the Sub-Administrator will be able to facilitate such a conversion of services on the conversion date requested by the Trust or the Administrator. In connection with the foregoing and prior to such conversion to the successor service provider, the payment of all fees to the Sub-Administrator as set forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with the Sub-Administrator until the expiration of the then current

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          Initial or Renewal Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to the Sub-Administrator.

17. NOTICES. Notices shall be addressed (a) if to the Sub-Administrator at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as the Sub-Administrator may inform the Trust and the Administrator in writing); (b) if to the Administrator at 434 Fayetteville Street, Fifth Floor, Raleigh, NC 27601, (or such other address as the Administrator may inform the Trust and the Sub-Administrator in writing; and (c) if to the Trust, 434 Fayetteville Street, Fifth Floor, Raleigh, NC 27601, Attention: President (or such other address as the Trust may inform the Administrator and the Sub-Administrator in writing). If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three (3) days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19. DELEGATION; ASSIGNMENT. The Sub-Administrator may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of the Sub-Administrator or of The PNC Financial Services Group, Inc., provided that the Sub-Administrator gives the Administrator and the Trust thirty (30) days prior written notice of such assignment or delegation.

20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

22.  MISCELLANEOUS.

     (a) Notwithstanding anything in this Agreement to the contrary, Administrator agrees to notify Sub-Administrator (which may be done in the ordinary course of business discussions)(the "Notice") of any modifications made to a Fund's Registration Statement (each an "RS Amendment") or policies (each a "Policy Amendment") which affect Sub-Administrator's responsibilities under this Agreement; provided that, Sub-Administrator shall not be bound by any such modifications which, in either case, would affect materially the obligations or responsibilities of Sub-Administrator hereunder if Sub-Administrator objects in writing to such modifications within ten (10) days' of receipt of the Notice; provided that implementation of any such modification or change by Sub-Administrator shall be deemed to conclusively establish such acceptance.

     (b) During the term of this Agreement and for one year thereafter, the Administrator shall not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of the Sub-Administrator's employees. To "knowingly" solicit, recruit or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a Sub-Administrator employee by the

          Administrator, if the Sub-Administrator employee was identified by such entity solely as a result of the Sub-Administrator employee's response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity.

     (c) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of the Sub-Administrator are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Administrator, the Trust or any other person.

     (d) The Administrator will provide such information and documentation as the Sub-Administrator may reasonably request in connection with services provided by the Sub-Administrator hereunder.

     (e) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (f) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (g) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     (h) To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of the Sub-Administrator's affiliates are financial institutions, and the Sub-Administrator may, as a matter of policy, request (or may have already requested) the Trust and the Administrator's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. The Sub-Administrator may also ask (and may have already asked) for additional identifying information, and the Sub-Administrator may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        BB&T ASSET MANAGEMENT, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PFPC INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

     THIS EXHIBIT A, dated as of April 23, 2007 is Exhibit A to that certain Sub-Administration Services Agreement dated as of April 23, 2007 between the Administrator and the Sub-Administrator.

                                      FUNDS

BB&T Capital Manager Equity Variable Insurance Fund
BB&T Large Cap Variable Insurance Fund
BB&T Mid Cap Growth Variable Insurance Fund
BB&T Special Opportunities Variable Insurance Fund
BB&T Total Return Bond Variable Insurance Fund

                                    EXHIBIT B

                       DATA REPOSITORY AND ANALYTICS SUITE

1.   SUB-ADMINISTRATOR SERVICES. Sub-Administrator will:

     (a) Provide Internet access to Sub-Administrator's data repository and analytics suite at www.pfpcdatapath.com or other site operated by Sub-Administrator (the "Site") for Trust portfolio data otherwise supplied by Sub-Administrator to the Administrator and other Trust service providers via other electronic and manual methods. Types of information to be provided on the Site include: (i) data relating to portfolio securities (other than Compliance Reporting Services, as defined below), (ii) general ledger balances and (iii) net asset value-related data, including NAV and net asset, distribution and yield detail (collectively, the "Accounting Services"). Types of information to be provided on the Site also include: data relating to portfolio securities relative to certain provisions of the Internal Revenue Code, securities laws or the Trust's offering documents (collectively, the "Compliance Reporting Services") the Accounting Services and the Compliance Reporting Services are together referred to in Exhibits B and C as the "Services"). The parties hereby agree that Sub-Administrator shall have no liability whatsoever with respect to the accuracy or inaccuracy or complete or incomplete nature of data or information provided on the Site, except that (i) to the extent data provided on the Site is received from a party other than the Sub-Administrator (a "Third Party"), or is calculated based on data received from a Third Party, then such data or information as of the time posted on the Site will be an accurate duplication, consolidation and/or calculation of the underlying data provided to PFPC, as applicable; and (ii) to the extent that Sub-Administrator generates original data or information provided on the Site that was not received from a Third Party, this liability exclusion shall not apply. The parties hereby agree that the Compliance Reporting Services are provided for back-end compliance purposes only.

     (b) Supply each of the Authorized Persons specified on Exhibit C as permissible users of the Data Repository and Analytics Suite (the "Users") with a logon ID and Password;

     (c) Provide to Users access to the information listed in (a) above using standard inquiry tools and reports. With respect to the Accounting Services, Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, Sub-Administrator will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing custom reports or enhancements are not included in the fees set forth below and will be billed separately to the Administrator.

     (d) Utilize a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

     (e) Monitor the telephone lines involved in providing the Services and inform the Trust promptly of any malfunctions or service interruptions.

2. DUTIES OF THE TRUST AND THE USERS. The Administrator and the Users (to the extent applicable) will:

     (a) Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

     (b) Keep logon IDs and passwords confidential and notify Sub-Administrator immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

3.   STANDARD OF CARE; LIMITATIONS OF LIABILITY.

     (a) Notwithstanding anything to the contrary contained in this Exhibit or any other part of the Agreement, Sub-Administrator shall be liable for direct damages incurred by the Trust or the Administrator which arise out of Sub-Administrator's failure to perform its duties and obligations described in this Exhibit only to the extent such damages constitute willful misfeasance, bad faith, gross negligence or reckless disregard, or any material, uncured breach of this Agreement by Sub-Administrator.

     (b) The Administrator acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. Sub-Administrator's provision of Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. The Administrator agrees that Sub-Administrator shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Services and shall not be liable in any respect for the selection of any such third party, unless the access by such third party wrongdoers or third parties involved in the Services constitutes a breach of Sub-Administrator's standard of care above, or that selection of the third party constitutes a breach of Sub-Administrator's standard of care above.

     (c) Without limiting the generality of the foregoing or any other provisions of this Exhibit or the Agreement, Sub-Administrator shall not be liable for delays or failures to perform any of the Services or errors or loss of data occurring by reason of circumstances beyond such party's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrections, war, riots or failure of the mails, transportation, communication or power supply, functions or malfunctions of the Internet or telecommunications services, firewalls, encryption systems or security devices caused by any of the above, or laws or regulations imposed after the date of this Exhibit; provided, that Sub-Administrator maintains and implements the Disaster Recovery Plan.

4.   DURATION, TERMINATION AND CHANGES TO TERMS.

     (a) Sub-Administrator shall have the right at any time to provide notice of changes to the terms described in this Exhibit B. Such changes will become effective and bind the parties hereto after sixty (60) days from the date Sub-Administrator notifies the Administrator of such changes, unless the Administrator objects to such changes, terminates this Exhibit B pursuant hereto or the parties agree otherwise at such time.

     (b) Either party may terminate this Exhibit B upon sixty (60) days' prior written notice to the other. Any outstanding fees must be paid before this Agreement terminates, unless Sub-Administrator waives such requirement.

5. MISCELLANEOUS. In the event of a conflict between specific terms of this Exhibit and the balance of the Agreement, this Exhibit shall control as to the Services.

                                    EXHIBIT C

             DATA REPOSITORY AND ANALYTICS SUITE AUTHORIZED PERSONS

The following individuals shall be Trust Authorized Persons to access Sub-Administrator's data repository and analytics suite:

         NAME                  COMPANY OR FIRM           SIGNATURE
         ----                  ---------------           ---------

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